Exhibit 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 21, 1999, in Amendment No. 2 to the Registration Statement (Form S-11 No. 333-77055) and related Prospectus of Apple Suites, Inc. for the registration of 30,166,666.67 shares of its common stock.


                                        Ernst & Young LLP



Richmond, Virginia
July 12, 1999